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                        DIETRICH, REYNOLDS & KOOGLER, LLP
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

                                 (614) 249-7617
                            FACSIMILE: (614) 249-2418

          PRACTICE LIMITED TO NATIONWIDE INSURANCE COMPANIES AND THEIR
                              ASSOCIATED COMPANIES


BRIAN M. BACON        ANGELA D. JETT         JENNIFER A. NICKELL     ANNE DANZA SAXON
THOMAS E. BARNES      LEROY JOHNSTON, III    PETER J. OESTERLING*    THERESA R. SCHAEFER
EDANA E. BEARD        MARK B. KOOGLER        REGINA R. ORMOND        W. JOSEPH SCHLEPPI
ROGER A. CRAIG        WALTER R. LEAHY        RANDALL L. ORR          DAVID E. SIMAITIS
RAE ANN DANKOVIC      GEORGE K. MACKLIN      JARED N. QUARTELL       KENT N. SIMMONS
ELIZABETH A. DAVIN    RANDALL W. MAY         ROBERT M. PARSONS       DINA A. TANTRA
THOMAS W. DIETRICH    M. LINDA MAZZITTI      THOMAS J. PRUNTE        LEE A. THORNBURY
CYNTHIA L. DILLON     DAVID A. MEYER         LUCINDA A. REYNOLDS     PHILIP W. WHITAKER
JEANNE A. GRIFFIN     SANDRA L. NEELY        TYLA L. REYNOLDS        DAVID L. WHITE
MARK E. HARTMAN       CHRISTINE A. NESS      DANIEL R. RUPP          STEVEN L. ZISSER



          Practice limited to Nationwide Insurance Companies and their associated companies

*Practice limited to the State of Pennsylvania

December 30, 1999

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

To the Company:

         We have prepared the Registration Statement being filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Last Survivor Flexible Premium Variable Universal Life Insurance Policies to be sold by Nationwide Life Insurance Company ("Nationwide") and to be issued and administered through the Nationwide VLI Separate Account-4.

         In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

         1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

         2. Nationwide VLI Separate Account-4 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

         3. The issuance and sale of the Last Survivor Flexible Premium Variable Universal Life Insurance Policies have been duly authorized by Nationwide.

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U.S. Securities and Exchange Commission
December 30, 1999
Page 2


                  When issued and sold in the manner stated in the prospectus which is contained in the Registration Statement, the policies will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the policy form must be approved, prior to the issuance thereof in certain jurisdictions.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as the firm determining the legality of the securities being registered.

Very truly yours,

DIETRICH, REYNOLDS & KOOGLER



Edana Essa Beard
Counsel